UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Poniard Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Poniard Pharmaceuticals Board of Directors Urges Shareholders

to Vote “FOR” Important Reverse Stock Split Proposal

—Leading Proxy Advisory Firms Recommend “FOR” Vote—

SAN FRANCISCO, Calif. – May 31, 2011 – The Board of Directors of Poniard Pharmaceuticals, Inc. (Nasdaq: PARD) announced today that it has sent a general reminder urging all shareholders, including individual shareholders, to vote “FOR” management’s proposal to provide the Board authority to effect a reverse stock split of the Company’s common stock at a ratio between 1-for-15 and 1-for-25 (Proposal 3). To be approved, Proposal 3 requires that a majority of common shares be voted “FOR” the proposal. The reverse split proposal will be voted upon at the annual meeting of shareholders to be held on Thursday, June 9, 2011, and any adjournment or postponements thereof. All shareholders of record of Poniard common stock as of April 11, 2011 are entitled to vote at the annual meeting.

Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., two of the leading independent U.S. proxy advisory firms, have both recommended that Poniard shareholders vote “FOR” Proposal 3. In a report, ISS wrote of its “FOR” recommendation:

“A vote FOR this proposal is warranted given that a reverse stock split may enable the company to maintain the listing of its common stock on The Nasdaq Capital Market.” The analysis further states: “…the company indicates that it is currently exploring strategic alternatives to optimize shareholder value and support its operations, one of which may be the merger of a company not currently listed on Nasdaq with and into Poniard. In such case, if the merger results in a “change of control” of Poniard within the meaning of applicable Nasdaq listing rules, a minimum closing bid price of at least $4.00 per share would be required to list the company’s post-merger common stock on The Nasdaq Capital Market. However, as of the date of this proxy statement, the company has no agreement or other commitment to undertake any specific strategic transaction.”

If Proposal 3 is not approved by the shareholders, the Company believes that its common stock will be subject to delisting from the Nasdaq Capital Market, which would adversely impact the liquidity and marketability of its common stock and significantly limit its strategic opportunities.

Poniard shareholders are encouraged to read the definitive Proxy Statement which includes a comprehensive discussion of the reverse stock split proposal. The Company’s Board of Directors unanimously recommends that Poniard shareholders vote “FOR” all proposals at the upcoming annual meeting.

Shareholders with questions about the proposal or who need assistance voting their shares are strongly encouraged to contact the Company’s proxy solicitor, D.F. King & Co., Inc., at 800-967-7635.

How to Vote Your Shares

The Company urges all shareholders to vote as soon as possible:

•

By Phone: Call toll-free 800-454-8683 (beneficial shareholders) or 866-540-5760 (registered shareholders) and have your control number as listed on the voting instruction form ready and follow the simple instructions;

•

Over the Internet: Shareholders may also cast their votes on the internet at www.proxyvote.com (beneficial shareholders) or www.proxyvoting.com/pard (registered shareholders) as long as they know their proxy control number on their notice of internet availability or proxy card;

•	Through Their Stockbroker: Shareholders may also contact their stockbrokers for help with casting their votes;

•	By Mail: Shareholders may vote by mailing in the proxy card they received with their Proxy Statement; or

•

In Person: Shareholders may vote by attending the annual meeting in person on Thursday, June 9, 2011 at 9:00 a.m. Pacific Time at the offices of Bay City Capital, 750 Battery Street, Suite 400, San Francisco, CA, 94111.

Votes submitted by phone or over the internet must be received by 11:59 p.m. Eastern Time on June 8, 2011.

Please note that voting by phone or internet may require that you have your proxy control number available. This number is printed on the notice of internet availability of proxy materials or proxy card mailed to you. Shareholders with questions about the proposal or who need assistance voting their shares are strongly encouraged to contact DF King at 800-967-7635.

Additional Information

The discussion in this press release of the Company’s Proposal 3 to authorize a reverse stock split is qualified in its entirety by the description of Proposal 3 contained in the Company’s Proxy Statement which was filed with the Securities and Exchange Commission (SEC) on April 27, 2011. Before making any voting decision with respect to any item, shareholders are urged to read the Proxy Statement because it contains detailed information about the reverse stock split and other proposals to be voted on at the annual meeting of shareholders. The Proxy Statement is available free of charge at www.sec.gov or by calling DF King at 800-967-7635. In addition, investors and security holders can obtain free copies of the Proxy Statement by contacting Poniard at 750 Battery Street, Suite 330, San Francisco, CA 94111, Attn: Investor Relations, or at www.poniard.com.

Participants in the Solicitation

Poniard and its officers, directors, employees and certain other persons may be deemed to be participants in the solicitation of proxies of company shareholders in connection with the reverse stock split and other proposals to be voted on at the annual meeting. Information regarding such individuals, their interests in such proposals, and their participation in the solicitation is set forth in the definitive Proxy Statement.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products. For additional information please visit http://www.poniard.com.

Forward-Looking Statements

This release contains forward-looking statements describing, among other things, the Company’s plan to effect a reverse stock split in a defined range and the Company’s belief that a reverse stock split may enable it to regain compliance with The Nasdaq Capital Market minimum bid price requirement. Actual results and events may differ materially from those indicated in these forward-looking statements based on a number of factors, including actions of the SEC, Nasdaq and the Company’s shareholders and the risks and uncertainties inherent in the Company’s business, including those described in the Company’s current and periodic reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

For Further Information:

Investors:

Kristian Klein

DF King

(212) 232-2247

kklein@dfking.com

Media:

David Pitts

Argot Partners

(212) 600-1902

david@argotpartners.com

# # #